UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT #1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2012

QUEST WATER GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-168895	27-1994359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2030 Marine Drive, Suite 302 North Vancouver, BC	V7P 1V7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

3285 Blazer Parkway, Suite 200 Lexington, Kentucky 40509
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Amended Current Report on Form 8-K/A (this “Report”) contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Such statements may include, but are not limited to, information related to: anticipated operating results; relationships with our merchants and subscribers; consumer demand; financial resources and condition; changes in revenues; changes in profitability; changes in accounting treatment; cost of sales; selling, general and administrative expenses; interest expense; the ability to produce the liquidity or enter into agreements to acquire the capital necessary to continue our operations and take advantage of opportunities; legal proceedings and claims.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this Report. You should read this Report and the documents that we reference and file or furnish as exhibits to this Report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

USE OF CERTAIN DEFINED TERMS

Except as otherwise indicated by the context, references in this report to “we,” “us,” “our,” “our Company,” or “the Company” are to the combined business of Quest Water Global, Inc. and its consolidated subsidiaries.

In addition, unless the context otherwise requires and for the purposes of this Report only:

●	“Closing Date” means January 6, 2012;
●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
●
“Morita” means Josh Morita, our former President, Chief Executive Officer and a former member of our Board of Directors and the Company’s principal stockholder prior to the Share Exchange (as defined below);

●	“Quest” refers to Quest Water Solutions, Inc., a Nevada corporation;
●	“RPM Dental” refers to RPM Dental, Inc., a Delaware corporation;
●	“RPM Kentucky” means RPM Dental Systems, LLC, a limited liability company formed in Kentucky and a wholly owned subsidiary of RPM Dental;
●	“SEC” refers to the Securities and Exchange Commission;
●	“Securities Act” refers to the Securities Act of 1933, as amended; and
●	“Sloan” means Dr. Laura Justice Sloan, a former member of our Board of Directors prior to the Share Exchange (as defined below).

EXPLANATORY NOTE

We are filing this Report to include the Audited Consolidated Financial Statements of Quest for its fiscal years ended December 31, 2011 and 2010 and to update the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section to include disclosure regarding those periods. Other than corresponding changes to the disclosure set forth in Item 9.01 of this Report, no other changes have been made to the original Current Report on Form 8-K filed with the SEC on January 10, 2012 (the “Original Filing”). This Report continues to speak as of the filing date of the Original Filing, does not reflect events that may have occurred subsequent to the filing date of the Original Filing (with the exception of our name change from RPM Dental, Inc. to Quest Water Global, Inc.), and does not modify or update any related disclosures made in the Original Filing.

INTRODUCTION

On January 6, 2012, we entered into a series of transactions pursuant to which we acquired Quest, spun-out our prior operations to our former principal stockholders, directors and officers, and completed a private offering of our securities for an aggregate purchase price of approximately $600,000.  The following summarizes the foregoing transactions:

●
Acquisition of Quest.  We acquired all of the outstanding capital stock of Quest in exchange for the issuance of 2,568,493 shares of our common stock pursuant to a Share Exchange Agreement between us, our former principal stockholder, Quest and the former shareholders of Quest.  As a result of this transaction, Quest became our wholly owned subsidiary and the former shareholders of Quest became our controlling stockholders.  The transaction was accounted for as a reverse takeover/ recapitalization effected by a share exchange, wherein Quest is considered the acquirer for accounting and financial reporting purposes.  For more information about the acquisition of Quest, see “Item 1.01—Share Exchange” and “Item 2.01—Description of Business—Our Corporate History and Background” of this Report.

John Balanko and Peter Miele, the former principal shareholders of Quest, each received one share of our newly designated Series A Voting Preferred Stock.  Each holder shall be entitled to the number of votes equal to the quotient derived by dividing the total number of outstanding shares of Series A Voting Preferred Stock into a number equal to quotient derived by dividing 0.4285 into the total number of votes of the common stock and any other capital stock of the Company (other than the Series A Voting Preferred Stock) having general voting rights. Therefore, each share of Series A Voting Preferred Stock entitles the holder thereof to approximately 35% of the voting power of our capital stock. Accordingly, John Balanko and Peter Miele, together, control more than 50% of the votes eligible to be cast by stockholders in the election of directors and generally.  Please see “Item 2.01—Description of Securities—Series A Voting Preferred Stock.”

●
Spin-Out of RPM Dental Business.  Immediately prior to the acquisition of Quest, we spin-out RPM Kentucky to Morita, our sole officer and director and principal stockholder, in exchange for 4,000,000 shares of our common stock held by Mr. Morita, such shares to be cancelled immediately following the acquisition.  For more information about the spin-out of the RPM Dental business, see “Item 1.01—Spin-Out” and “Item 2.01—Description of Business—Our Corporate History and Background” of this Report.

●
Financing Transaction.  Immediately following the acquisition of Quest, we completed a private offering of units consisting of an aggregate of (i) 119,900 shares of our common stock and (ii) warrants to purchase 119,900 shares of common stock which have a three-year term and a per share exercise price of $10.00.  The aggregate purchase price of the units was $599,500.  For more information on the financing transaction, see “Item 1.01—Financing Transaction” and “Item 2.01—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financing Transaction” of this Report.

As a result of the foregoing transactions, we are now a holding company operating through Quest, an innovative water technology company that provides sustainable and environmentally sound solutions to water scarce regions.

From inception until we completed the Share Exchange, our operations consisted of developing and providing referral marketing solutions service to dental and other medical professionals.  During that time, we had minimal revenue and our operations were limited primarily to capital formation, organization, and development of our business plan.  As such, we may be deemed a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act).  To the extent that we are deemed to be a shell company, and in accordance with the requirements of Item 2.01(a)(f) of Form 8-K, this Report sets forth information that would be required if the Company was required to file a general form for registration of securities on Form 10 under the Exchange Act with respect to its common stock (which is the only class of the Company’s securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Share Exchange).

Item 1.01     Entry into a Material Definitive Agreement.

Acquisition of Quest

On the Closing Date, we entered into a Share Exchange Agreement (the “Exchange Agreement”) with (i) Morita, (ii) Quest and (iii) the former shareholders of Quest (the “Quest Shareholders”) pursuant to which we acquired all of the outstanding capital stock of Quest from the Quest Shareholders in exchange for the issuance of 2,568,493 shares of our common stock to the Quest Shareholders (the “Share Exchange”).  The shares issued to the Quest Shareholders in the Share Exchange constituted approximately 62.74% of our issued and outstanding shares of common stock as of and immediately after the consummation of the Share Exchange.  As a result of the Share Exchange, Quest became our wholly owned subsidiary and John Balanko and Peter Miele, the former shareholders of Quest, became our principal stockholders.

Series A Voting Preferred Stock

John Balanko and Peter Miele, the former principal shareholders of Quest, each received one share of our newly designated Series A Voting Preferred Stock.  Each holder shall be entitled to the number of votes equal to the quotient derived by dividing the total number of outstanding shares of Series A Voting Preferred Stock into a number equal to quotient derived by dividing 0.4285 into the total number of votes of the common stock and any other capital stock of the Company (other than the Series A Voting Preferred Stock) having general voting rights. Therefore, each share of Series A Voting Preferred Stock entitles the holder thereof to approximately 35% of the voting power of our capital stock. Accordingly, John Balanko and Peter Miele, together, control more than 50% of the votes eligible to be cast by stockholders in the election of directors and generally.

The foregoing description of the Share Exchange Agreement and Series A Voting Preferred Stock is qualified in its entirety by reference to the provisions of the Exchange Agreement and Certificate of Designation For Series A Voting Preferred Stock filed as Exhibit 2.1 and 3.3 to this Report, which are incorporated by reference herein.

Spin-Out of RPM Dental Business

On the Closing Date and prior to the Share Exchange, we entered into an agreement of sale (the “Agreement of Sale”) with Morita pursuant to which we sold to Morita all of our equity interest in RPM Kentucky in exchange for a total of 4,000,000 shares of our common stock held by Morita (the “Spin-Out”).  The shares of common stock acquired from Morita in the Spin-Out were cancelled following the Share Exchange.

The foregoing description of the Spin-Out and the Agreement of Sale is qualified in its entirety by reference to the provisions of the Agreement of Sale filed as Exhibit 10.1 to this Report, which is incorporated by reference herein.

Financing Transaction

On the Closing Date and immediately following the Share Exchange, we completed a private offering (the “Offering”) of units consisting of an aggregate of (i) 119,900 shares of our common stock (the “Shares”), and (ii) warrants to purchase 119,900 shares of common stock which have a three-year term and an initial per share exercise price of $10.00, subject to adjustment as described below (the “Warrants”).  The price per unit was $5.00 for an aggregate purchase price of $599,500 (the “Purchase Price”).

Subscription Agreement

The units were offered and sold to the subscribers in the Offering (each, a “Subscriber” and collectively the “Subscribers”) pursuant to a subscription agreement dated as of the Closing Date (the “Subscription Agreement”).

Antidilution Protection.  Subject to certain exceptions, if at any time during the six (6) months following the closing of the Offering the Company issues or sells shares of its common stock at a price per share less than $6.25 (as adjusted for any stock dividend, stock split, stock combination or other similar transaction), the Company is required to promptly thereafter issue to each Subscriber following such new issuance that number of shares of its common stock equal to the greater of (I) zero and (II) the difference of (i) the quotient of (x) such Subscriber’s Purchase Price divided by (y) the price per share of the new issuance, less (ii) the number of shares of common stock previously issued to such Subscriber pursuant to the Subscription Agreement (as adjusted for any stock dividend, stock split, stock combination or other similar transaction).

Forward Split.   The Company intends to effectuate a 1:20 forward stock split of its common stock (the “Forward Split”) as soon as reasonably practicable following the closing of the Offering.  Accordingly, the equivalent price per share of the Shares immediately following the Forward Split shall be $0.25; and (ii) the exercise price of the Warrants immediately following the Forward Split (assuming no other adjustments to the exercise price of the Warrants) shall be $0.50 per share.

Warrants

The Warrants have a three-year term and are exercisable for an aggregate of 119,900 shares of our common stock at an initial per share exercise price of $10.00, subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate changes. The Warrants can be exercised on a cash or cashless basis.

Registration Rights Agreement

On the Closing Date and in connection with Offering, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the Subscribers granting the Subscribers piggy-back registration rights with respect to the Shares and the shares of common stock underlying the Warrants (the “Warrant Shares”).

Lock-Up and Leak-Out Agreements

On the Closing Date and in connection with the Offering, we entered into lock-up agreements (collectively, the “Lock-Up Agreements”) with each of the Quest shareholders who receive shares of common stock in the Share Exchange, pursuant to which each of them agreed not to transfer any of our capital stock held directly or indirectly by them for a twelve month period following the closing of the Offering.

In addition, we entered into lock-up/leak-out agreements  (the “Lock-Up/Leak-Out Agreements”) with John Balanko, our newly appointed Chairman of our Board of Directors, President and Chief Executive Officer, and Peter Miele, our newly appointed Director, Vice President and Secretary, pursuant to which each of them agreed not to transfer any of our capital stock held directly or indirectly by him for a twelve month period following the closing of the Offering and for the six months thereafter to limit any transfers to 0.5% of the shares of common stock, up to a maximum of 5,000 shares of common stock on any single day.

The foregoing descriptions of the Offering, Subscription Agreement, Warrants, Registration Rights Agreement and the Lock-Up Agreements and the Lock-Up/Leak-Out Agreements are qualified in their entirety by reference to the provisions of the Subscription Agreement, form of Warrant, Registration Rights Agreement, the Lock-Up Agreement and the Lock-Up/Leak-Out Agreement filed as Exhibits 10.2, 10.3, 10.4, 10.5 and 10.6 to this Report, respectively, which are incorporated by reference herein.

Item 2.01     Completion of Acquisition or Disposition of Assets.

The disclosure in Item 1.01 of this Report regarding the Share Exchange and Spin-Out is incorporated herein by reference in its entirety.

FORM 10 DISCLOSURE

As disclosed elsewhere in this Report, we acquired Quest on the Closing Date pursuant to the Share Exchange, which was accounted for as a recapitalization effected by a share exchange.  Item 2.01(f) of Form 8-K provides that if the Company was a shell company, other than a business combination related shell company (as those terms are defined in Rule 12b-2 under the Exchange Act) immediately before the Share Exchange, then the Company must disclose the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act reflecting all classes of the Company’s securities subject to the reporting requirements of Section 13 of the Exchange Act upon consummation of the Share Exchange.

To the extent that the Company was deemed to be a shell company immediately before the Share Exchange, we are providing below the information that we would be required to disclose on Form 10 under the Exchange Act if we were to file such form.  Please note that the information provided below relates to the combined Company after the acquisition of Quest, except that information relating to periods prior to the date of the Share Exchange relate only to Quest unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Business Overview

We are an innovative water technology company that provides sustainable and environmentally sound solutions to water scarce regions.  We use proven technologies to create economically viable products that address the critical shortage of clean drinking water in developing countries.

Our goal is to address the vital issue of water quality and water supply by providing an alternative, sustainable source of pure water at the smallest possible environmental cost to global areas in need, while becoming a leading company in providing turn-key solutions using alternative energy for the purification, desalination, and distribution of clean drinking water.

Our Corporate History and Background

We were incorporated under the laws of Delaware on February 25, 2010. From inception until the closing of the Share Exchange, we sought to provide dental and other medical professionals with turn-key marketing solutions to generate referrals from existing clients and new business from the general public. RPM Dental Systems, LLC was formed on September 15, 2009, under the laws of the Commonwealth of Kentucky (“RPM Kentucky”).  On March 23, 2010, we acquired RPM Kentucky as our wholly owned subsidiary. Prior to the Share Exchange, we had minimal revenue and our operations were limited to capital formation, organization and development of our business plan.  As a result of the Share Exchange, we ceased our prior operations and, through Quest, we now operate as an innovative water technology company that provides sustainable and environmentally sound solutions to water scarce regions.

Quest was incorporated under the laws of Nevada on October 20, 2008. Its operations to date have consisted of business formation, strategic development, marketing, technologies development, negotiations with technologies companies and capital raising activities. Quest has not generated any revenues since its inception.

Acquisition of Quest

On the Closing Date, we completed the Share Exchange whereby we acquired all of the issued and outstanding capital stock of Quest in exchange for 2,568,493 shares of our common stock which shares constituted approximately 62.74% of our issued and outstanding shares of common stock as of and immediately after the consummation of the Share Exchange.

As a result of the Share Exchange, Quest became our wholly owned subsidiary and John Balanko and Peter Miele became our principal stockholders. The Share Exchange was treated as a recapitalization effected through a share exchange, with Quest as the accounting acquirer and the Company the accounting acquiree.  Unless the context suggests otherwise, when we refer in this Report to business and financial information for periods prior to the consummation of the Share Exchange, we are referring to the business and financial information of Quest.

In connection with the Share Exchange, Morita and Sloan resigned as members of our Board of Directors and Morita resigned as sole officer of the Company, effective upon the closing of the Share Exchange.  Also effective upon closing of the Share Exchange, John Balanko and Peter Miele were appointed to fill the vacancies on our Board of Directors created by the resignations of Morita and Sloan.  In addition, our Board of Directors appointed Mr. Balanko as our President and Chief Executive Officer and Mr. Miele as our Vice President and Secretary, all effective upon the closing of the Share Exchange.

As a result of our acquisition of Quest, Quest became our wholly owned subsidiary and we have assumed the business and operations of Quest.  We plan to change our name to more accurately reflect our new business operations.

Industry Overview

Water is the single most important economic input to the global economy, and more specifically, to individual enterprises.  The disparity between supply and demand for clean water is an inexorable problem; yet the relentless international demand for its uninterrupted supply makes water by far the most stable of all global commodities.

Safe water and the prevention of waterborne disease are public health priorities in most developed countries, where clean water generally is available for about one-third of the world’s population. However, water-related human health problems in developing countries are daunting.  Global estimates of the population in developing countries that lack access to safe drinking water range from 1.1 to 1.4 billion.

The consequences of lack of safe water are severe.  The United Nations’ World Health Organization estimates that more than three billion cases of illness and five million deaths - the majority children - can be attributed annually to unsafe water.  The death rate for children alone is estimated at one every eight seconds.  Those numbers may rise in the early years of this century.  World population surpassed seven billion in 2011.  It is expected to top eight billion by 2028.  Most of the increases are expected to be in developing countries, increasing pressure on already inadequate water resources.

In Angola, almost three decades of civil war devastated water systems across the country, leaving millions of people without clean, reliable municipal water supplies or basic sanitation.  Presently, the quality of water is still very poor, and in fact is considered harmful to public health.  Due to these increasing health risk concerns, the government of Angola launched a $650 million “Water for All” initiative in 2007 with the aim to provide clean drinking water to 80% of its rural population by 2012.

Products and Markets

We focus on the manufacture and sale of two products: community drinking water stations and water extraction and purification systems, or WEPSTM. Our community drinking water station is an autonomous, decentralized, self-contained, solar-powered water purification and distribution system, while WEPSTM is a unique, proprietary water extraction and purification system that produces clean drinking water from humidity in the atmosphere.  We believe that our products can provide the growing population with access to safe and clean drinking water, with primary focus in water scarce region.

We have focused our activities among the fifteen countries of the Southern African Development Community (“SADC”) with specific attention to Angola.  There is a vast and increasing demand for sustainable, cost-effective, and decentralized continuous supply of clean drinking water in most areas of the SADC.  We provide clean drinking water to end-users utilizing various formats of our water purification and distribution systems that include inexpensive bulk drinking water and government subsidized community level drinking water.  Applications of our systems include rural and urban community water supply, water supply for household needs, remote work site camps, and water supply for disaster relief.

Community Drinking Water Station

We have developed a proprietary community drinking water station consisting of a self-contained water purification system using either a reverse osmosis membrane or ultrafiltration membrane, powered by photovoltaic solar panels and hosted in modified shipping containers.  Each unit is energy self-sufficient with minimal operational and maintenance costs.  We believe that this product represents the first truly environmentally sound solution to drinking water shortages as it is autonomous, decentralized and sustainable, and because each unit is capable of converting brackish, sea or contaminated fresh water into 10,000 to 25,000 litres of high quality drinking water each day.  Reverse osmosis and ultrafiltration purification remove all suspended solids, turbidity, viruses, bacteria and most organic compounds.  The system uses no chemicals in the pre- or post-purification process, keeping maintenance time and costs to a minimum.  The source water is pumped from a contaminated or saline source into an auto back flushing sand filter, through three sets of auto back flushing pre-filters, then through either a reverse osmosis membrane (in the event the source water contains salinity levels >15,000 parts per million) or an ultrafiltration membrane.  The purified water is then pumped through an ultraviolet sterilization unit prior to being pumped into a holding tank, then through a second ultraviolet sterilization unit prior to being dispensed by the end user. The pumps and compressors are powered by a series of batteries that are charged through an array of photovoltaic panels.

Our target market for this product includes non-governmental organizations, governmental agencies, land developers, local communities, and local water suppliers in developed and developing countries.  We utilized ultrafiltration membranes to fabricate and assemble our first two community drinking water stations in the second quarter of 2011. We plan to officially launch them in January 2012 in Angola.

Water Extraction and Purification System (“WEPSTM”)

In addition to the solar-powered water purification systems, we have also developed a technology known as WEPSTM that produces potable water from humidity in the atmosphere. WEPSTM technology works by converting humidity into water; known as atmospheric water extraction. The unit draws in ambient air from the surrounding atmosphere, which passes through an air filtration system to remove any airborne contaminants. The filtered air then passes through the proprietary water extraction system, which efficiently removes moisture (condensate). The condensate is then sent through a multi-step water filtration and purification process. The result is contaminant- and bacteria-free, pure drinking water. The design of the WEPSTM system incorporates elements of proven technology combined with our proprietary process, specifically designed to meet the climatic conditions and local regulatory framework of the installation site. The concept behind WEPSTM is to obtain an alternative, sustainable, pure source of water without exploiting current, limited groundwater resources. Utilizing our proprietary technology, vapor is captured from the troposphere before it condenses, falls to earth in the form of rain or snow, and becoming contaminated as it comes in to contact with industrial waste and chemicals, agricultural pollutants, and human contaminants.

Our target market for this product includes commercial bottled water operations, agricultural irrigation, industrial capture and reuse, and bulk residential supply. The systems are modular and scalable in design, allowing for water production from a few thousand to millions of litres per day.

Growth Strategy

Our goal is to address the vital issue of water quality and water supply by providing an alternative, sustainable source of pure water at the smallest possible environmental cost to global areas in need, while becoming a leading company in providing turn-key solutions using alternative energy for the purification, desalination, and distribution of clean drinking water. Primarily, we are focusing on installing our community drinking water stations in Angola.

Our management has worked diligently since 2008 establishing business relationships with key government officials and ministries in Angola, including the Ministries of Industry, Health, Rural Development, and Energy and Water departments. In late 2009, while the management was in Angola, the Secretary of State of Industry requested us to design and construct an autonomous water purification and distribution system that would be appropriate for use in rural communities throughout Angola, keeping in mind that there is little to no grid power and virtually no infrastructure in the majority of these locations. After numerous months and much deliberation on which technologies to utilize within the end product, we completed the design of our current community drinking water station. With engineering, technical, and manufacturing assistance from our technology partner, Trunz Water Systems AG, the first two units were fabricated and assembled in Switzerland in the second quarter of 2011.

We will install and demonstrate the first two community drinking water stations in Angola upon request, and on behalf, of the Angolan Ministry of Industry under the country’s ‘Water for All’ initiative. The Angolan Ministry of Industry is responsible for the technical assessment and evaluation of all new water technologies intended for use under the Water for All program. The Secretary of State for Industry has invited us to demonstrate both of our community drinking water stations in Angola for assessment: one system in a rural community of 250 people approximately 50 kilometres to the east of the capital city of Luanda, and the second system within the slums of the city of Luanda. As a result, the first two units have been shipped to Angola in mid December 2011, and will arrive in Angola in mid January 2012. We plan to install these systems in early February 2012. It is anticipated that if the assessment proves successful, the Angolan government will purchase many more community drinking water stations to help fulfill its Water for All initiative. The Company and the Secretary of State for Industry are in discussions for setting up a facility in Angola to assemble our community drinking water stations if the assessment of our products proves successful.

Currently, only 50% of the population of Angola has access to an improved drinking water source. We believe that we will play an important role to help alleviate this problem by providing access to clean drinking water through the use of our community drinking water stations. No assurance can be given that we will be successful in completing sales contracts for the initial community drinking water station units or in consummating sales for additional units.

In keeping with our long-term growth strategy, our secondary business objective is to address the vital issue of water quality and bottled-water supply in Angola through our majority-owned subsidiary, Agua Cuilo Lda. Agua Cuilo Lda. plans to construct and operate a water production and bottling plant in Angola. The plant will employ our proprietary WEPSTM technology for the production of water source. The bottling operation will compete economically and environmentally with conventional bottled water production. WEPSTM provides an alternate, pure source of water without exploiting current freshwater resources. In addition to creating a sustainable and reliable water source, other factors that differentiate the WEPSTM process from conventional water supply methods include: low power consumption, no harmful by-products, and absolutely no chemicals utilized in the process. Reducing environmental impact and costs are goals of our water production and bottling plant. In addition, Agua Cuilo Lda. will manufacture 100% of its biodegradable PET (polyethylene terephthalate) packaging in its plant, saving the energy required to transport thousands of truckloads of empty bottles to its facilities. Agua Cuilo Lda., as a new provider of pure bottled water based within the country, will have an immediate and major cost-competitive and environmental advantage. No assurance can be given that Agua Cuilo Lda., will be successful in consummating sales for its bottled water products.

Suppliers

Many of the components are readily available from multiple world-wide manufacturers. We use specific suppliers for certain proprietary components and technologies employed within our products. Our suppliers include Trunz Water Systems AG, Trojan Technologies and UV Pure.

Competition

We have identified the need to supply clean drinking water to rural and urban communities in developing countries by providing economically viable, turnkey solutions. We believe this is a good opportunity for the Company to take advantage of a very specific, targeted market by providing solar-powered, fully-autonomous water purification and distribution systems to populated areas where clean water is scarce.

This is a far different market than that addressed by a large segment of the industry which has concentrated on the multi-billion dollar municipal water treatment sector, or the equally large residential sector.  The municipal solution requires significant investment for infrastructure development, for example, building plants and laying miles of distribution pipes.  Products for residential markets do not offer the performance or features to meet the needs of the first response market or the needs of the underdeveloped nations of the world.

We have identified a few companies that manufacture equivalently sized water purification systems, but may or may not have similarities to our community drinking water station. Our competitors are Cardinal Resources, Inc., SwissINSO Holding, Inc., WorldWater & Solar Technologies, Inc., PureSafe Water Systems, Inc., Global Water Group, Inc., Nirosoft Industries Ltd. and Rodi Systems Corporation, etc. We believe that we have the following competitive advantages as compared to our competitors:

●	Our systems not only purify and store the produced water, but also contain a distribution point for the end user.
●
Our systems are configurable to the source water, thereby providing the option of either a reverse osmosis membrane (in the event of saline or brackish source water) or an ultrafiltration membrane (in the event of contaminated fresh source water).

●
Our systems have higher qualities as compared to our competitors’ for the specific market that we are pursuing. For example, one competitor manufactures only a mobile disaster relief system that is cost prohibitive and not suitable for use in the target markets. Their units include redundant systems for their identified target market, rendering it cost inefficient for the intended markets. They also operate from grid or generator power and do not offer solar power as an option, rendering their system unsuitable for the target markets.  Another competitor markets a large reverse osmosis system that is possibly suitable for larger markets or when greater amounts of water are required. It is not a suitable product for our target market in that it utilizes only reverse osmosis membranes, which, if the source water is contaminated fresh water, renders it somewhat excessive and too expensive for the target markets. Purifying contaminated fresh water as opposed to saline water, reverse osmosis requires a greater amount of power to operate; hence a large array of solar panels is required, making the system far too expensive to operate, when an ultrafiltration membrane and a smaller array of solar panels would suffice to produce the same quantity of water.

The markets in which we intend to operate are highly competitive with respect to performance, quality and price.  We anticipate that we will directly compete with those competitors which we identified above, as well as with other local, regional and water treatment service and equipment providers.  In the future, we also may face further competition from new market entrants and possible alliances between existing competitors.  Some of our competitors have, or may have, greater financial, marketing and other resources.  As a result, competitors may be able to respond more quickly to new or emerging trends and changes in technology, benefit from greater purchasing economies, offer more aggressive pricing to customers or devote greater resources to the promotion of their products than we are capable of accomplishing.  There can be no assurance that we will be able to successfully compete in the future with such competitors.  The failure to successfully compete could have an adverse effect on our operating results.

Intellectual Property

We developed WEPSTM, a proprietary process that extracts moisture from the atmosphere to produce potable water. While the system incorporates elements of proven technology (dehumidification and refrigeration), we have designed proprietary processes that capture the water from air more efficiently and economically. A further proprietary process incorporated into the system ensures the integrity of the water after production, thereby eliminating the production of bio film, ultimately inhibiting the growth of bacteria.

Agreement with Trunz Water Systems AG

On June 29, 2011, we entered into a Global Cooperation Partner Agreement with Trunz Water Systems AG (“TWS”) of Switzerland for the use of their proprietary technologies that serve as the core of its community drinking water stations. This agreement brings a breadth of fully-developed, proven technologies to us, thereby minimizing development time, costs and risks. Our technologies include an auto-back flushing pre-filtration technology and reverse osmosis membrane technology from TWS whose low energy consumption permits the entire water purification process to be powered using solar energy. Under the agreement, we will continue to develop new products with the assistance of, and in cooperation with TWS allowing us to maintain ownership of the end product. TWS will market our community drinking water station system on a worldwide basis along with other products that are co-developed, with a royalty being paid to us for each system sold. In addition to this, we have the rights to market all the products of TWS on a worldwide basis, and as an official dealer in Canada and Angola, which will be sold under our brand. Pursuant to the agreement, TWS will also provide design engineering services, technical assistance, fabrication, manufacturing, and consultancy and other services as requested by us.

Employees

As of the Closing Date, we had two full time employees and no part time employees.  From time to time, we may hire additional workers on a contract basis as the need arises.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline and you may lose all or part of your investment. See “Cautionary Note Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Report.

Risks Related to Our Business

We have a history of operating losses and there can be no assurance that we can achieve or maintain profitability.

We have a history of operating losses and may not achieve or sustain profitability. We cannot guarantee that we will become profitable.  Even if we achieve profitability, given the competitive and evolving nature of the industry in which we operate, we may be unable to sustain or increase profitability and our failure to do so would adversely affect the Company’s business, including our ability to raise additional funds.

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern.

Our financial statements have been prepared under the assumption that we will continue as a going concern. Our independent registered public accounting firm has issued a report that included an explanatory paragraph referring to our working capital deficiency, recurring net losses and negative cash flows from operations and expressing substantial doubt in our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity financing or other capital, attain further operating efficiencies, reduce expenditures, and, ultimately, to generate revenue. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. However, if adequate funds are not available to us when we need it, and we are unable to enter into some form of strategic relationship that will give us access to additional cash resources, we will be required to even further curtail our operations which would, in turn, further raise substantial doubt about our ability to continue as a going concern.

Technological change and competition may render our products obsolete.

The water purification industry continues to undergo rapid change, competition is intense and we expect it to continually increase.  Competitors may succeed in developing technologies and products that are more effective or affordable than any that we are developing or that would render our technology and products obsolete or noncompetitive.  Many of our competitors have substantially greater experience, financial and technical resources and production and development capabilities than we do.  Accordingly, some of our competitors may succeed in obtaining regulatory approval for products more rapidly or effectively than us can for technologies and products that are more effective and/or affordable than any that we are developing.

Our business is highly competitive.  Competition presents an ongoing threat to the success of our business.

The water purification industry is extremely competitive. We expect to increasingly compete against other large businesses, which have launched initiatives which are directly competitive to our business. We believe that our ability to compete depends upon many factors both within and beyond our control, including the following:

●	our ability to establish collaborative relationship with local government in the targeted markets;
●	selling and marketing efforts;
●	ease of use, performance, price and reliability of services offered either by us or our competitors;
●	our ability to develop technologies that are effective and affordable to the targeted market;
●	our ability to cost-effectively manage our operations; and
●	our reputation and brand strength relative to our competitors.

Many of our current and potential competitors have longer operating histories, significantly greater financial, marketing and other resources than we do. These factors may allow our competitors to respond more quickly than we can to new or emerging technologies. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies, which may allow them to generate revenue more effectively than we do.

We currently focus on the Angola market. Our operations and development are highly dependent on our success in consummating sales of community drinking water station units and/or bottled water products to the Angola government.  The failure to complete the sales could materially adversely affect our operations and revenues.

We have worked diligently since 2008 establishing business relationships with key government officials and ministries in Angola and we plan to install two community drinking water stations in Angola in early January 2012. It is anticipated that if the assessment proves successful, the Angolan government will purchase many more community drinking water stations. However, no assurance can be given that we will be successful in completing sales contracts for the initial community drinking water station units or in consummating sales for additional units. We also plan to construct and operate a water production and bottling plant in Angola through our subsidiary Agua Cuilo Lda. No assurance can be given that Agua Cuilo Lda., will be successful in consummating sales for its bottled water products. We are focusing and are highly dependent on the Angola market. The failure to complete the sales of community drinking water stations or the bottled water products will have an adverse effect on our business, financial condition and results of operations.

The Angolan government exerts substantial influence over the manner in which we must conduct our business activities. If we cannot maintain our business relationship with the Angolan government, we may not be able to consummate the proposed sales of the community drinking water station units or the bottled water products in Angola and therefore may harm our business.

We are dependent on our relationship with the local government in which we operate our business. Angolan government has exercised and continues to exercise substantial control over virtually every sector of its economy. Our ability to operate in Angola may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. Our management has worked diligently since 2008 establishing business relationships with key government officials and ministries in Angola, including the Ministries of Industry, Health, Rural Development, and Energy and Water departments. We will install and demonstrate the first two community drinking water stations in Angola upon request, and on behalf, of the Angolan Ministry of Industry under the country’s ‘Water for All’ initiative. If we cannot maintain our business relationship with the Angolan government, we may not be able to consummate the proposed sales of the community drinking water station units or the bottled water products in Angola and therefore may harm our business. Additionally, government actions in the future, including any decision not to continue to support recent economic policies, such as the ‘Water for All’ initiative, could delay or terminate our plan to install the water stations and thereby harm the market for our products.

Our business depends substantially on the continuing efforts of our senior management and other key personnel, and our business may be severely disrupted if we lost their services.

Our future success heavily depends on the continued service of our senior management and other key employees. If one or more of our senior executives are unable or unwilling to continue to work for us in their present positions, we may have to spend a considerable amount of time and resources searching, recruiting, and integrating the replacements into our operations, which would substantially divert management’s attention from our business and severely disrupt our business. This may also adversely affect our ability to execute our business strategy. Moreover, if any of our senior executives joins a competitor or forms a competing company, we may lose customers, suppliers, know-how, and key employees.

Our senior management’s limited experience managing a publicly traded company may divert management’s attention from operations and harm our business.

Our senior management team has relatively limited experience managing a publicly traded company and complying with federal securities laws, including compliance with recently adopted disclosure requirements on a timely basis.  Our management will be required to design and implement appropriate programs and policies in responding to increased legal, regulatory compliance and reporting requirements, and any failure to do so could lead to the imposition of fines and penalties and harm our business.

We may be unable to attract and retain qualified, experienced, highly skilled personnel, which could adversely affect the implementation of our business plan.

Our success depends to a significant degree upon our ability to attract, retain and motivate skilled and qualified personnel. As we become a more mature company in the future, we may find recruiting and retention efforts more challenging. If we do not succeed in attracting, hiring and integrating excellent personnel, or retaining and motivating existing personnel, we may be unable to grow effectively. The loss of any key employee, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industries could harm our business.

Product liability exposure may expose us to significant liability.

We may face an inherent business risk of exposure to product liability and other claims and lawsuits in the event that the development or use of our technology or prospective products is alleged to have resulted in adverse effects.  We may not be able to avoid significant liability exposure.  Although we believe our insurance coverage to be adequate, we may not have sufficient insurance coverage, and we may not be able to obtain sufficient coverage at a reasonable cost.  An inability to obtain product liability insurance at acceptable cost or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of our products. A product liability claim could hurt our financial performance.  Even if we avoid liability exposure, significant costs could be incurred that could hurt our financial performance and condition.

Our inability to protect our intellectual property rights may force us to incur unanticipated costs.

Our success will depend, in part, on our ability to obtain and maintain protection in the United States and other countries for certain intellectual property incorporated into our water purification systems and our proprietary methodologies.  Our intellectual properties may be challenged, narrowed, invalidated or circumvented, which could limit our ability to prevent competitors from marketing similar solutions that limit the effectiveness of our patent protection and force us to incur unanticipated costs.  In addition, existing laws of some countries in which we may provide services or solutions may offer only limited protection of our intellectual property rights.

Our products may infringe the intellectual property rights of third parties, and third parties may infringe our proprietary rights, either of which may result in lawsuits, distraction of management and the impairment of our business.

As the number of patents, copyrights, trademarks and other intellectual property rights in our industry increases, products based on our technology may increasingly become the subject of infringement claims.  Third parties could assert infringement claims against us in the future.  Infringement claims with or without merit could be time consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or licensing agreements.  Royalty or licensing agreements, if required, might not be available on terms acceptable to us, or at all.  We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights.  Litigation to determine the validity of any claims, whether or not the litigation is resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel from productive tasks.  If there is an adverse ruling against us in any litigation, we may be required to pay substantial damages, discontinue the use and sale of infringing products, and expend significant resources to develop non-infringing technology or obtain licenses to infringing technology.  Our failure to develop or license a substitute technology could prevent us from selling our products.

We will incur increased costs as a result of being a public company.

We will face increased legal, accounting, administrative and other costs and expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, including the requirements of Section 404, as well as new rules and regulations subsequently implemented by the SEC, the Public Company Accounting Oversight Board (the “PCAOB”), impose additional reporting and other obligations on public companies. We expect that compliance with these public company requirements will increase our costs and make some activities more time-consuming. A number of those requirements will require us to carry out activities we have not done previously.  For example, we will adopt new internal controls and disclosure controls and procedures. In addition, we will incur additional expenses associated with our SEC reporting requirements. Furthermore, if we identify any issues in complying with those requirements (for example, if we or our accountants identify a material weakness or significant deficiency in our internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect us, our reputation or investor perceptions of us. We also expect that it will be difficult and expensive to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified persons to serve on the Company’s board of directors or as executive officers. Advocacy efforts by stockholders and third parties may also prompt even more changes in corporate governance and reporting requirements. We expect that the additional reporting and other obligations imposed on us by these rules and regulations will increase our legal and financial compliance costs and administrative fees significantly. These increased costs will require us to divert a significant amount of money that we could otherwise use to expand our business and achieve our strategic objectives.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

As a Delaware corporation, we are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Some foreign companies, including some that may compete with our company, may not be subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices may occur from time-to-time in the Angola or any other countries in which we conduct our business. However, our employees or other agents may engage in conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Ownership of Our Common Stock

John Balanko and Peter Miele have voting control over matters submitted to a vote of the stockholders, and they may take actions that conflict with the interests of our other stockholders and holders of our debt securities.

In connection with the Share Exchange, John Balanko and Peter Miele each received one share of our newly designated Series A Voting Preferred Stock in addition to shares of our common stock.  Each holder shall be entitled to the number of votes equal to the quotient derived by dividing the total number of outstanding shares of Series A Voting Preferred Stock into a number equal to quotient derived by dividing 0.4285 into the total number of votes of the common stock and any other capital stock of the Company (other than the Series A Voting Preferred Stock) having general voting rights. Therefore, each share of Series A Voting Preferred Stock entitles the holder thereof to approximately 35% of the voting power of our capital stock.  Accordingly, John Balanko and Peter Miele, together, control more than 50% of the votes eligible to be cast by stockholders in the election of directors and generally.  As a result, Messrs. Balanko and Miele have the power to control all matters requiring the approval of our stockholders, including the election of directors and the approval of mergers and other significant corporate transactions, following the Share Exchange.

Our common stock is quoted on the OTC Bulletin Board which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTCBB, which is a significantly more limited trading market than the New York Stock Exchange or The NASDAQ Stock Market.  The quotation of the Company’s shares on the OTCBB may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

There is limited liquidity on the OTC Bulletin Board which may result in stock price volatility and inaccurate quote information.

When fewer shares of a security are being traded on the OTCBB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information.  Due to lower trading volumes in shares of our common stock, there may be a lower likelihood of one’s orders for shares of our common stock being executed, and current prices may differ significantly from the price one was quoted at the time of one’s order entry.

If we are unable to adequately fund our operations, we may be forced to voluntarily file for deregistration of our common stock with the SEC.

Compliance with the periodic reporting requirements required by the SEC consumes a considerable amount of both internal, as well external, resources and represents a significant cost for us.  We estimate that we will incur approximately $250,000 in costs in connection with compliance with the periodic reporting requirements required by the SEC on an annual basis.  If we are unable to continue to devote adequate funding and the resources needed to maintain such compliance, while continuing our operations, we may be forced to deregister with the SEC.  If we file for deregistration, our common stock will no longer be listed The OTC Bulletin Board, and it may suffer a decrease in or absence of liquidity as after the deregistration process is complete, our common stock will only be tradable on the “Pink Sheets.”

Because we became public by means of a “reverse merger,” we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we will become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock. We cannot assure you that brokerage firms will want to conduct any secondary offerings on behalf of our company in the future.

The sale of securities by us in any equity or debt financing could result in dilution to our existing stockholders and have a material adverse effect on our earnings.

Any sale of common stock by us in a future private placement offering could result in dilution to the existing stockholders as a direct result of our issuance of additional shares of our capital stock.  In addition, our business strategy may include expansion through internal growth, by acquiring subscribers email lists, or by establishing strategic relationships with targeted customers and vendor.  In order to do so, or to finance the cost of our other activities, we may issue additional equity securities that could dilute our stockholders’ stock ownership.  We may also assume additional debt and incur impairment losses related to goodwill and other tangible assets if we acquire another company and this could negatively impact our earnings and results of operations.

Future sales of our common stock in the public market could lower the price of our common stock and impair our ability to raise funds in future securities offerings.

Future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the then prevailing market price of our common stock and could make it more difficult for us to raise funds in the future through a public offering of our securities.

Our common stock is thinly traded, so you may be unable to sell at or near asking prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Currently, the Company’s common stock is quoted in the OTCBB and future trading volume may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in OTCBB stocks and certain major brokerage firms restrict their brokers from recommending OTCBB stocks because they are considered speculative, volatile and thinly traded.  The OTCBB market is an inter-dealer market much less regulated than the major exchanges and our common stock is subject to abuses, volatility and shorting.  Thus, there is currently no broadly followed and established trading market for the Company’s common stock.  An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded there.

The trading volume of our common stock has been and may continue to be limited and sporadic.  As a result of such trading activity, the quoted price for the Company’s common stock on the OTCBB may not necessarily be a reliable indicator of its fair market value.  Further, if we cease to be quoted, holders would find it more difficult to dispose of our common stock or to obtain accurate quotations as to the market value of the Company’s common stock and as a result, the market value of our common stock likely would decline.

Our common stock is subject to price volatility unrelated to our operations.

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting the Company’s competitors or the Company itself. In addition, the OTCBB is subject to extreme price and volume fluctuations in general.  This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

We are subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

Our common stock is subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock rule.”  Section 15(g) sets forth certain requirements for transactions in penny stock, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act.  The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. We are subject to the SEC’s penny stock rules.

Since our common stock is deemed to be penny stock, trading in the shares of our common stock is subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors.  “Accredited investors” are persons with assets in excess of $1,000,000 (excluding the value of such person’s primary residence) or annual income exceeding $200,000 or $300,000 together with their spouse. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt the rules require the delivery, prior to the first transaction of a risk disclosure document, prepared by the SEC, relating to the penny stock market.  A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in an account and information to the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealer to trade and/or maintain a market in our common stock and may affect the ability of the Company’s stockholders to sell their shares of common stock.

There can be no assurance that our shares of common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock was exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock if the SEC finds that such a restriction would be in the public interest.

Our Board of Directors’ ability to issue undesignated preferred stock and the existence of anti-takeover provisions may depress the value of our common stock.

Our authorized capital includes 5,000,000 shares of undesignated preferred stock, of which two (2) shares are designated as shares of Series A Voting Preferred Stock in connection with the Share Exchange.  Please see “Description of Securities—Series A Voting Preferred Stock” and the certificate of designation attached hereto as Exhibit 3.3 for additional information as to the terms of the Series A Voting Preferred Stock.  Our Board of Directors has the power to issue any or all of the shares of preferred stock, including the authority to establish one or more series and to fix the powers, preferences, rights and limitations of such class or series, without seeking stockholder approval.  Further, as a Delaware corporation, we are subject to provisions of the Delaware General Corporation Law regarding “business combinations.”  Our Board of Directors may, in the future, consider adopting additional anti-takeover measures. The authority of our board of directors to issue undesignated stock and the anti-takeover provisions of Delaware law, as well as any future anti-takeover measures adopted by us, may, in certain circumstances, delay, deter or prevent takeover attempts and other changes in control of us that are not approved by our Board of Directors.  As a result, our stockholders may lose opportunities to dispose of their shares at favorable prices generally available in takeover attempts or that may be available under a merger proposal and the market price, voting and other rights of the holders of common stock may also be affected.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business.  Therefore, our stockholders will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The information and financial data discussed below is derived from the audited financial statements of Quest for its fiscal years ended December 31, 2011 and 2010.  The financial statements of Quest were prepared and presented in accordance with generally accepted accounting principles in the United States. The information and financial data discussed below is only a summary and should be read in conjunction with the historical financial statements and related notes of Quest contained elsewhere in this Report. The financial statements contained elsewhere in this Report fully represent Quest’s financial condition and operations; however, they are not indicative of the Company’s future performance.  See “Cautionary Note Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Report.

Overview

We provide sustainable and environmentally sound solutions to water scarce regions.  Our goal is to address the vital issue of water quality and water supply by providing an alternative, sustainable source of pure water at the smallest possible environmental cost to global areas in need, while becoming a leading company in providing turn-key solutions using alternative energy for the purification, desalination, and distribution of clean drinking water.

We have developed a proprietary community drinking water station consisting of a self-contained water purification system using either a reverse osmosis membrane or ultrafiltration membrane, powered by photovoltaic solar panels and hosted in modified shipping containers.  Each unit is energy self-sufficient with minimal operational and maintenance costs.  We believe that this product represents the first truly environmentally sound solution to drinking water shortages as it is autonomous, decentralized and sustainable, and because each unit is capable of converting brackish, sea or contaminated surface water into 10,000 to 25,000 litres of high quality drinking water each day.

In addition to the solar-powered water purification systems, we have also developed a technology known as WEPSTM that produces potable water from humidity in the atmosphere. WEPSTM technology works by converting humidity into water; known as atmospheric water extraction.

Our operations to date have consisted of business formation, strategic development, marketing, technologies development, negotiations with technologies companies and capital raising activities. We have not generated any revenues since our inception.

Recent Events

Reorganization

In 2011, Quest and Quest-Canada completed a corporate reorganization pursuant to which Quest became the parent and sole shareholder of Quest-Canada and the shareholders of Quest-Canada became shareholders of Quest.  Prior to the reorganization, Quest had been a subsidiary of Quest-Canada.

Bridge Financings

In September 2011, Quest and SIHL Investments International Corp. (“SIHL”) entered into that certain Bridge Loan Agreement pursuant to which Quest issued a convertible secured debenture (the “Quest Debenture”) in the aggregate principal amount of $200,000 to SIHL.  In October 2011, Quest issued convertible promissory notes (each, a “Quest Note” and collectively the “Quest Notes”) to certain investors (each, a “Quest Note Holder” and collectively the “Quest Note Holders”) in the aggregate principal amount of $25,500.  The Quest Note Holders and SIHL (collectively, the “Quest Bridge Investors”) converted all of the outstanding principal amount of the Quest Notes and Quest Debenture (the “Quest Bridge Debt Instruments”), as applicable, into an aggregate of 1,127,500 shares of Quest’s common stock prior to the closing of the Share Exchange and received 112,750 shares of the Company’s common stock in the Share Exchange.

Results of Operations

The following table summarizes changes in selected operating indicators of Quest, illustrating the relationship of income and expense items to net loss for the respective periods presented (components may not add or subtract to totals due to rounding):

	Fiscal		Accumulated from February 20, 2009 (date of inception) to December 31,
	2011	2010	2011
Revenue	$–	$–	$–
Loss before other income (expense)	(486,048)	(306,091)	(1,337,001)
Total other income (expense)	(109,331)	(245)	(111,416)
Net loss	(595,379)	(307,146)	(1,448,417)

Revenue

Quest’s operations to date have consisted of business formation, strategic development, marketing, technologies development, negotiations with technologies companies and capital raising activities. Quest has not generated any revenues since its inception.

Expenses

Total expenses for the year ended December 31, 2011 were $486,048 compared with $306,901 for the year ended December 31, 2010, reflecting an increase of 58.4%. The increase in expenses is mostly attributed to significantly higher consulting fees, professional fees and automotive expenses incurred for the development of the business. Total expenses from February 20, 2009 (date of inception) to December 31, 2011 were $1,337,001, including $560,000 in management fees, $274,359 in professional fees, $167,523 in consulting fees, $105,956 in travel expenses, $86,043 in rent, $52,964 in office and general expenses, $38,335 in automotive expenses, $36,310 in telephone expenses, $17,155 in advertising and promotion expenses and $10,024 in amortization, as offset by a foreign exchange gain of $11,668.

Other income (expense)

Other income (expense) for the year ended December 31, 2011 was $(109,331) compared with $(245) for the year ended December 31, 2010. This increase was entirely due to the accretion of discount on a convertible note payable. Other income (expense) from February 20, 2009 (date of inception) to December 31, 2011 was $(111,416), substantially all of which was attributable to the accretion of discount on a convertible note payable.

Net loss

For the year ended December 31, 2011, Quest experienced a loss of $595,379 compared with a net loss of $307,146 for the year ended December 31, 2010. From February 20, 2009 (date of inception) to December 31, 2011, Quest experienced a loss of $1,448,417.

Liquidity and Capital Resources

As of December 31, 2011, Quest had cash of $33,060. The following table provides a summary of Quest’s net cash flows from operating, investing, and financing activities.

	Fiscal		Accumulated from February 20, 2009 (date of inception) to December 31,
	2011	2010	2011
Net cash used in operating activities	$(349,684)	$(96,403)	$(616,146)
Net cash provided by (used in) investing activities	(272,832)	26,938	(285,736)
Net cash provided by financing activities	644,500	80,000	934,942
Increase (decrease) in cash	21,984	10,535	33,060
Cash, beginning of period	11,076	541	–
Cash, end of period	33,060	11,076	33,060

Net cash flow from operating activities

Net cash used in operating activities increased by $253,281 for the year ended December 31, 2011 as compared to the year ended December 31, 2010. From February 20, 2009 (date of inception) to December 31, 2011, net cash used in operating activities was $616,146.

Net cash flow from investing activities

Net cash of $272,832 was used in investing activities for the year ended December 31, 2011 for the purchase of property and equipment compared to $1,480 for the year ended December 31, 2010. Net cash of $26,938 provided by investing activities in fiscal 2010 also consisted of proceeds of $28,418 from a note receivable. From February 20, 2009 (date of inception) to December 31, 2011, net cash of $285,736 was used in investing activities.

Net cash flow from financing activities

Net cash provided by financing activities was $644,500 for the year ended December 31, 2011 which consisted of the issuance of convertible notes payable for $329,500 and proceeds from the issuance of shares of common stock of $315,000. For the year ended December 31, 2010, net cash provided by financing activities was $80,000, which consisted of the issuance of a convertible note payable of $50,000 and proceeds from the issuance of shares of common stock of $30,000. From February 20, 2009 (date of inception) to December 31, 2011, net cash provided by financing activities was $934,942, which consisted of the issuance of convertible notes payable for $379,500, proceeds from loans payable of $208,000 and proceeds from the issuance of shares of common stock of $347,442.

Going Concern

Our financial statements have been prepared on a going concern basis, which implies we will continue to realize our assets and discharge our liabilities in the normal course of business. As at December 31, 2011, Quest had a working capital deficiency of $1,129,011 and an accumulated deficit of $1,448,417. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability to obtain necessary equity financing to continue operations, and the attainment of profitable operations. These factors raise substantial doubt regarding our ability to continue as a going concern. The financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Critical Accounting Policies

Use of Estimates

The preparation of our financial statements in conformity with US generally accepted accounting principles generally requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. We regularly evaluates estimates and assumptions related to the useful life and recoverability of long-lived assets, recoverability of receivables, fair value of convertible debt, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Property and Equipment

Property and equipment are stated at cost. We amortize the cost of property and equipment over their estimated useful lives at the following annual rates:

Computer equipment	45%	declining balance basis
Computer software	100%
Furniture and equipment	20%	declining balance basis

Long-lived Assets

In accordance with ASC 360, “Property, Plant, and Equipment”, we test long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

Recent Accounting Pronouncements

In January 2010, the FASB issued an amendment to ASC 820, “Fair Value Measurements and Disclosures”, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard, adopted on January 1, 2010 by the Company, did not have a material effect on its consolidated financial statements. The disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures adopted on January 1, 2011 did not have a material effect on the Company’s consolidated financial statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, sales or expenses, results of operations, liquidity or capital expenditures, or capital resources that are material to an investment in our securities.

DESCRIPTION OF PROPERTY

Our principal executive offices are located in 2030 Marine Drive, Suite 302, North Vancouver, BC.  As of the Closing Date, the properties listed below represented our materially important facilities. We believe that our properties are generally suitable to meet our needs for the foreseeable future. However, we will continue to seek additional space as needed to satisfy our growth.

Description of Use	Location	Term	Rent
Corporate office facilities	2030 Marine Drive, Suite 302, North Vancouver, BC	From January 15, 2011 through January 30, 2014	$2,525/month

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of Series A Voting Preferred Stock and common stock beneficially owned as of the Closing Date after giving effect to the Share Exchange, Spin-Out and Offering for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group.  A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants or otherwise. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of the Closing Date.  For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of the Closing Date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.  The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, 2030 Marine Drive, Suite 302, North Vancouver, BC.

	Series A Voting Preferred Stock		Common Stock
	Number of Shares Beneficially Owned (1)	Percentage of Shares Beneficially Owned	Number of Shares Beneficially Owned (2)	Percentage of Shares Beneficially Owned	Percentage of Total Voting Rights (3)
Executive Officers and Directors
John Balanko (4)(5) Chairman, President and Chief Executive Officer	1	50%	870,000	20.65%	41.20%
Peter Miele (4)(5) Director, Vice President and Secretary	1	50%	870,000	20.65%	41.20%
Directors and executive officers as a group (2 persons)	2	100%	1,740,000	41.30%	82.40%

Other 5% stockholders:
None

(1)
Each holder shall be entitled to the number of votes equal to the quotient derived by dividing the total number of outstanding shares of Series A Voting Preferred Stock into a number equal to quotient derived by dividing 0.4285 into the total number of votes of the common stock and any other capital stock of the Company (other than the Series A Voting Preferred Stock) having general voting rights. Holders of Series A Voting Preferred Stock are entitled to vote on all matters on which the holders of common stock are entitled to vote.  The holders of shares of common stock and the holders of shares of any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

(2)
Based on 4,213,393 shares of common stock issued and outstanding as of the Closing Date after giving effect to the Share Exchange, Spin-Out and the Offering and without giving effect to the Forward Split.

(3)	Reflects combined voting power with respect to shares Series A Voting Preferred Stock and common stock.
(4)
In connection with the closing of the Offering, each of Messrs. Balanko and Miele entered into a Lock-Up/Leak-Out Agreement with the Company pursuant to which he is restricted from offering, pledging, selling, contracting to sell, selling any option or contracting to purchase, lend, transfer or otherwise dispose of any shares of common stock of the Company or any other securities convertible or exercisable for shares of the Company’s common stock for a twelve month period following the closing of the Offering and for the six months thereafter to limit any transfers to 0.5% of the shares of common stock, up to a maximum of 5,000 shares of common stock on any single day.

(5)
The Board of Directors, after reviewing the functions of all of our officers, both in terms of designated function and functions actually performed, has determined that Messrs. Balanko and Miele are deemed to be officers or executive officers of the Company for reporting purposes under Item 403 of Regulation S-K of the Securities Act.

DIRECTORS AND EXECUTIVE OFFICERS

Effective upon the closing of the Share Exchange, Morita and Sloan resigned from our Board of Directors and Morita resigned as sole officer of the Company.  Also effective upon the closing of the Share Exchange, John Balanko and Peter Miele were appointed to our Board of Directors to fill the vacancies created by the resignations of Morita and Sloan.  In addition, our Board of Directors appointed Mr. Balanko to serve as our President and Chief Executive Officer and Mr. Miele as our Vice President and Secretary, effective immediately upon the closing of the Share Exchange.

The following sets forth information about our directors and executive officers as of the date of this Report and following the closing of the Share Exchange:

Name	Age	Position
John Balanko	52	Chairman, President and Chief Executive Officer
Peter Miele	53	Director, Vice President and Secretary

John Balanko was appointed as Chairman of our Board of Directors, President and Chief Executive Officer on the Closing Date.  Mr. Balanko co-founded Quest and has served as its Chairman, President and Chief Executive Officer of Quest since its inception in October 2008.  From 2005 to 2008, Mr. Balanko was founder and managing partner of Environmental Water Solutions, a company focused on the research and development of atmospheric water generators for commercial applications (“EWS”).  During his tenure at EWS, he collaborated with a large, custom air handling manufacturer in San Diego, CA to design, manufacture, and successfully demonstrate a commercial atmospheric water generator. From 2002 to 2005, Mr. Balanko was managing director and founder of Liquid Air San Diego, a distributor for parent company H2O Liquid Air of Long Beach, CA. The company, based in San Diego, CA, provided sales and service of atmospheric water generators to businesses throughout San Diego County.  From 1994 - 1997, Mr. Balanko held the position of Head of Corporate Finance with Fountain House Holding Corp., a company listed on the TSX Venture exchange in Canada, where he was also appointed to the Board of Directors in 1995. In 1987, after completing the Canadian Securities Course, Mr. Balanko received the designation of Licensed Investment Representative from the Canadian Dealers Association. From 1987 to 1994, he pursued a career as a financial advisor and investment broker with such firms as C.M. Oliver & Co., Yorkton Securities, Pacific International Securities, and Royal Trust Company of Canada. John Balanko has an extensive 27 year entrepreneurial background in corporate finance, sales, marketing, contract and license negotiation, project management, and business development. Over the past 20 years, he has held executive positions with over a dozen private and public companies. Mr. Balanko’s diverse managerial and executive experience gives him unique insights into the Company’s business, relationships, challenges, opportunities and operations.

Peter Miele was appointed Vice President, Secretary and Director of the Company on the Closing Date.  Mr. Miele co-founded Quest and has served as its Executive Vice President and Director since its inception in October 2008.  Mr. Miele has over 25 years of entrepreneurial and executive experience and has been involved with public and private companies in strategic management framework, business development, marketing, design, and branding, along with holding Directorship and Corporate Development positions.  Mr. Miele served as a member of the Board of Directors of Fibresources Corp., a TSX company, since 2006. In 2004, Mr. Miele was involved in the successful launch of a bottled water company.  Innovative and creative, Mr. Miele was involved in the strategic and corporate development of the company’s overall corporate branding, as well as creating and facilitating the company’s marketing and production of new brands of bottled water products.

Corporate Governance

The business and affairs of the Company are managed under the direction of the Board of Directors (the “Board”). Messrs. Balanko and Miele are the current members of the Board.

Term of Office

Directors are appointed for a one-year term to hold office until the next annual general meeting of stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board and hold office until removed by our Board.

All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. Our bylaws provide that officers are appointed annually by our Board and each executive officer serves at the discretion of our Board.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination.  NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the company;
●
the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of the company;
●
the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●
the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

●
the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

We have determined that none of the persons anticipated to become directors upon the closing of the Share Exchange is “independent” as defined by applicable SEC rules and NASDAQ Stock Market listing standards.

Board Committees

We do not have an audit, nominating or compensation committee. We intend, however, to establish an audit committee and a compensation committee of our Board in the future following the Share Exchange. We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors and evaluating our accounting policies and our system of internal controls. The compensation committee will be primarily responsible for reviewing and approving our salary and benefits policies (including stock options) and other compensation of our executive officers.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
●
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●
been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Ethics

The Company has not currently adopted a code of ethics.

EXECUTIVE COMPENSATION

The following sets forth information with respect to the compensation awarded or paid to John Balanko, our newly appointed President and Chief Executive Officer and Director, and Peter Miele, our newly appointed Vice President, Secretary and Director, Josh Morita, our former Director, President, Chief Executive Officer and Chief Financial Officer, and Dr. Laura Justice Sloan, our former Director, for all services rendered in all capacities to us and our subsidiaries.  These executive officers are referred to as the “named executive officers” throughout this Report.

Messrs. Balanko and Miele were appointed as executive officers, as applicable, on the Closing Date.  Likewise, Messrs. Morita and Sloan resigned as members of our Board of Directors and Morita resigned as sole officer of the Company on the Closing Date.

The discussion below pertains to compensation awarded or paid by Quest to Messrs. Balanko and Miele with respect to Quest’s fiscal years ended December 31, 2011, 2010 and 2009 and compensation awarded or paid by the Company to Messrs. Morita and Sloan with respect to the Company’s fiscal years ended December 31, 2011, 2010 and 2009.

Summary Compensation Table

The following table sets forth information regarding each element of compensation that paid or awarded to the named executive officers for the applicable fiscal years.

Name and Principal Position	Year	Salary($)	Bonus	All Other Compensation ($)		Total ($)
	2011	$100,000	$0	$0		$100,000
John Balanko	2010	$90,000	$0	$0		$90,000
President and Chief Executive Officer	2009	$90,000	$0	$0		$90,000

	2011	$100,000	$0	$0		$100,000
Peter Miele	2010	$90,000	$0	$0		$90,000
Vice President and Secretary	2009	$90,000	$0	$0		$90,000

Josh Morita	2011	$0	$0	$0		$0
Former Director, President, Chief Executive Officer	2010	$0	$0	$0		$0
and Chief Financial Officer	2009	$0	$0	$4	(1)	$4

	2011	$0	$0	$0		$0
Dr. Laura Justice Sloan	2010	$0	$0	$0		$0
Former Director	2009	$0	$0	$0		$0

(1)	The compensation was paid by the Company in connection with the issuance of 4,000,000 common shares valued at $0.000001 per share. Such shares were cancelled in connection with the Spin-Out.

Outstanding Equity Awards at Fiscal Year-End Table

At December 31, 2011, John Balanko had 2,000,000 stock options of Quest. Peter Miele had 2,000,000 stock options of Quest. See “Employment Agreements” below for more details.

At December 31, 2011, RPM Dental had no outstanding equity awards.

Employment Agreements

On November 1, 2011, Quest and Quest-Canada entered into a management agreement with John Balanko, pursuant to which he agreed to serve as the president and chief executive officer of Quest and Quest-Canada through November 1, 2016. The agreement will renew automatically for subsequent one-year period if not specifically terminated. We agreed to pay Mr. Balanko a base salary of approximately $150,000 per year and a five year option to purchase up to 2,000,000 shares of common stock of Quest at an exercise price of $0.25 subject to adjustment. Mr. Balanko is also entitled to certain incentive fee of 1% of the paid or financed gross sales of products of Quest and Quest-Canada, as well as discretionary bonus from time to time. The agreement also provides certain benefits such as life insurance, pension plans, medical insurance and vacation days. In the event the agreement is terminated, Mr. Balanko will receive certain termination fees pursuant to the agreement.

On November 1, 2011, Quest and Quest-Canada entered into a management agreement with Peter Miele, pursuant to which he agreed to serve as the executive V-P, secretary and treasurer of Quest and Quest-Canada through November 1, 2016. The agreement will renew automatically for subsequent one-year period if not specifically terminated. We agreed to pay Mr. Miele a base salary of approximately $150,000 per year and a five year option to purchase up to 2,000,000 shares of common stock of Quest at an exercise price of $0.25 subject to adjustment. Mr. Miele is also entitled to certain incentive fee of 1% of the paid or financed gross sales of products of Quest and Quest-Canada, as well as discretionary bonus from time to time. The agreement also provides certain benefits such as life insurance, pension plans, medical insurance and vacation days. In the event the agreement is terminated, Mr. Miele will receive certain termination fees pursuant to the agreement.

Compensation of Directors

The Company has not compensated any of its directors for service on the Board of Directors. Management directors are not compensated for their service as directors, however they may receive compensation for their services as employees of the Company. The compensation received by our management directors is shown in the “Summary Compensation Table” above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The following includes a summary of transactions since the beginning of fiscal 2010, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds $120,000 and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

●
Pursuant to the Share Exchange Agreement, on the Closing Date we issued 1,740,000 shares of our common stock to John Balanko and Peter Miele, the former shareholders of Quest.  Each of John Balanko and Peter Miele also received one share of our newly designated Series A Voting Preferred Stock.  Each holder shall be entitled to the number of votes equal to the quotient derived by dividing the total number of outstanding shares of Series A Voting Preferred Stock into a number equal to quotient derived by dividing 0.4285 into the total number of votes of the common stock and any other capital stock of the Company (other than the Series A Voting Preferred Stock) having general voting rights. Therefore, each share of Series A Voting Preferred Stock entitles the holder thereof to approximately 35% of the voting power of our capital stock. Accordingly, John Balanko and Peter Miele, together, control more than 50% of the votes eligible to be cast by stockholders in the election of directors and generally. Immediately following the Share Exchange, Balanko and Miele became our principal stockholders. Messrs. Balanko and Miele were also appointed as the members of our Board of Directors.

●	On the Closing Date, we entered into the Agreement of Sale with Morita pursuant to which we sold our equity interest in RPM Kentucky to Morita in exchange for 4,000,000 shares of our common stock.

Related Party Transaction of Quest:

●	As of December 31, 2011, the amount of $302,421 (December 31, 2010 – $225,228) is owed to John Balanko, President of Quest, which is non-interest bearing, unsecured, and due on demand.
●	As of December 31, 2011, the amount of $213,472 (December 31, 2010 – $280,798) is owed to Peter Miele, Vice President of Quest, which is non-interest bearing, unsecured, and due on demand.
●
Pursuant to a settlement agreement dated June 30, 2011, the balance of $43,016 due from a company controlled by Mr. Balanko was assumed by Mr. Balanko and Mr. Miele and applied against to the officers’ accounts due from Quest.

●	As of December 31, 2011, the amount of $Nil (December 31, 2010 - $43,016) is due from a company controlled by Mr. Balanko, which is non-interest bearing, unsecured, and due on demand.
●	For the year ended December 31, 2011, Quest incurred a total of $200,000 in management fees to Mr. Balanko and Mr. Miele.

Director Independence

We do not have any independent directors. Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination.  NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the company;
●
the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of the company;
●
the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●
the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

●
the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Messrs. Balanko and Miele are not considered independent because each of them serves as an executive officer of the Company.

We do not currently have a separately designated audit, nominating or compensation committee.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been approved for quotation on The OTC Bulletin Board under the symbol “QWTR.”  However, no established public market exists for our common stock.  As of the Closing Date and after giving effect to the Share Exchange, Spin-Out and Offering, 4,213,393 shares of our common stock were issued and outstanding.

As of the Closing Date, the Warrants are exercisable for an aggregate of 119,900 shares of our common stock at an exercise price of $10.00 per share.

Of the 4,213,393 shares of our common stock issued and outstanding, 2,688,393 of such shares are restricted shares under the Securities Act.  None of these restricted shares are eligible for resale absent registration or an exemption from registration under the Securities Act.  As of the Closing Date, the exemption from registration provided by Rule 144 under the Securities Act is not available for these shares pursuant to Rule 144(i).

The Subscribers are entitled to certain piggy back registration rights with respect to the Shares and Warrant Shares.

Holders

As of the Closing Date and after giving effect to the Share Exchange, Spin-Out and Offering, there were approximately 106 holders of record of our common stock, which does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our Board of Directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our Board of Directors has complete discretion on whether to pay dividends. Even if our Board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant.

Penny Stock

Our common stock is subject to provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock rule.” Section 15(g) sets forth certain requirements for transactions in penny stock, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act. The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The Company is subject to the SEC’s penny stock rules.

Since our common stock is deemed to be penny stock, trading in the shares of our common stock is subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors. “Accredited investors” are persons with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt the rules require the delivery, prior to the first transaction of a risk disclosure document, prepared by the SEC, relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in an account and information to the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealer to trade and/or maintain a market in our common stock and may affect the ability of the Company’s stockholders to sell their shares of common stock.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance.  The Company intends to adopt an equity compensation plan in which its directors, officers, employees and consultants shall be eligible to participate.  However, no formal steps have been taken as of the date of this Report to adopt such a plan.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this Report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Introduction

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law (the “DGCL”) relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Delaware law and is qualified in its entirety by reference to our certificate of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Authorized Capital Stock

Our authorized share capital consists of 95,000,000 shares of common stock, par value $0.000001 per share and 5,000,000 shares of preferred stock, par value $0.000001 per share (“Preferred Stock”).  As of the Closing Date and after giving effect to the Share Exchange, Spin-Out and Offering, 4,213,393 shares of our common stock were outstanding.

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors, including:

●	general business conditions;
●	industry practice;
●	our financial condition and performance;
●	our future prospects;
●	our cash needs and capital investment plans;
●	our obligations to holders of any preferred stock we may issue;
●	income tax consequences; and
●	the restrictions Delaware and other applicable laws and our credit arrangements then impose.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

Preferred Stock

Our Board has the authority, within the limitations and restrictions in our certificate of incorporation, to issue 5,000,0000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of shares of Preferred Stock may have the effect of delaying, deferring or preventing a change in our control without further action by the stockholders. The issuance of shares of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock, including voting rights, of the holders of our common stock. In some circumstances, this issuance could have the effect of decreasing the market price of our common stock. We currently have no plans to issue any shares of preferred stock.

Undesignated Preferred Stock may enable our Board to render more difficult or to discourage an attempt to obtain control of our Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of Preferred Stock may adversely affect the rights of our common stockholders. For example, any shares of Preferred Stock issued may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of Preferred Stock, or the issuance of rights to purchase shares of Preferred Stock, may discourage an unsolicited acquisition proposal or bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing Preferred Stock.

Series A Voting Preferred Stock

In connection with the Share Exchange, the Board has agreed to create from the 5,000,000 shares of the Preferred Stock, a series of Preferred Stock designated as “Series A Voting Preferred Stock.”  The authorized number of shares constituting the Series A Voting Preferred Stock shall be two (2).  John Balanko and Peter Miele each received one share of Series A Voting Preferred Stock at the closing of the Share Exchange.

Holders of Series A Voting Preferred Stock are entitled to vote on all matters on which the holders of common stock are entitled to vote.  The holders of shares of common stock and the holders of shares of any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.  As of any record date or other determination date, each holder shall be entitled to the number of votes equal to the quotient derived by dividing the total number of outstanding shares of Series A Voting Preferred Stock into a number equal to quotient derived by dividing 0.4285 into the total number of votes of the common stock and any other capital stock of the Company (other than the Series A Voting Preferred Stock) having general voting rights.

For so long as any shares of Series A Voting Preferred Stock are outstanding, the Corporation shall not, directly or indirectly, take any of the following actions (including by means of merger, consolidation, reorganization, recapitalization or otherwise) without the prior approval (by vote or written consent) of each of the holders of Series A Voting Preferred Stock: (i) amend, repeal, alter or add, delete or otherwise change the powers, preferences, rights or privileges of the Series A Voting Preferred Stock; (ii) amend or waive any provision of its certificate of incorporation in a manner that would change the powers, preferences, rights or privileges of the Series A Voting Preferred Stock; (iii) effect any stock split or combination or classify, reclassify or issue any additional shares of Series A Voting Preferred Stock; or (iv) enter into any agreement with respect to the foregoing clauses (i) through (iii).

Holders of Series A Voting Preferred Stock shall not be entitled to receive any dividends or other distributions (whether in cash, stock or property of the Company) in respect of any shares of Series A Voting Preferred Stock held by them.  Likewise, holders of Series A Voting Preferred Stock shall not be entitled to receive any distributions upon liquidation, dissolution or winding-up of the Company in respect of any shares of Series A Voting Preferred Stock held by them.

No holder of Series A Voting Preferred Stock may transfer, and the Company shall not register the transfer of, such shares of Series A Voting Preferred Stock, whether by sale, assignment, gift, bequest, appointment, operation of law or otherwise, except for a transfer under the laws of descent upon the death of a holder of Series A Voting Preferred Stock.

Warrants

In connection with the Offering, we issued Warrants to purchase an aggregate of 119,900 shares of our common stock at an exercise price of $10.00 per share. Each Warrant entitles the holder to purchase one share of our common stock and is exercisable in whole or in part. The Warrants may be exercised at any time upon the election of the holder, beginning on the date of issuance and ending of the third anniversary of the closing of the Offering.

The exercise price and number of shares of common stock to be received upon the exercise of the Warrants are subject to adjustment upon the occurrence of certain events, such as stock splits, stock dividends or our recapitalization.  In addition, subject to certain exceptions, if at any time after the Closing Date, the Company issues or sells any shares of its common stock at a price per share less than the exercise price of the applicable Warrant, then immediately after such new issuance, the exercise price of the applicable Warrants then in effect shall be reduced to an amount equal to the price per share of such new issuance.  If the Warrants are not registered with the Securities Act, the Warrants can be exercised on a cashless basis.

Holders of Warrants do not have voting, pre-emptive, subscription or other rights of stockholders in respect of the Warrants, nor shall the holders be entitled to receive dividends from the Company.

Anti-Takeover Effects of Provisions of the DGCL and our Certificate of Incorporation and Bylaws

Provisions of the DGCL and our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our Board of Directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the Board of Directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

As of the Closing Date, we are not subject to Section 203 of the DGCL because we do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders and we have not elected by a provision in our original Certificate of Incorporation or any amendment thereto to be governed by Section 203. Unless we adopt an amendment of our Certificate of Incorporation by action of our stockholders expressly electing not to be governed by Section 203, we would generally become subject to Section 203 of the DGCL at such time that we have a class of voting stock that is either listed on a national securities exchange or held of record by more than 2,000 stockholders, except that the restrictions contained in Section 203 would not apply if the business combination is with an interested stockholder who became an interested stockholder before the time that we have a class of voting stock that is either listed on a national securities exchange or held of record by more than 2,000 stockholders.

Amendments to Our Certificate of Incorporation. Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is required to amend a corporation’s certificate of incorporation. Under the DGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

●	increase or decrease the aggregate number of authorized shares of such class;
●	increase or decrease the par value of the shares of such class; or
●	alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

Vacancies in the Board of Directors. Our bylaws provide that, subject to limitations, any vacancy occurring in our Board of Directors for any reason may be filled by a majority of the remaining members of our Board of Directors then in office, even if such majority is less than a quorum. Each director so elected shall hold office until the expiration of the term of the other directors. Each such directors shall hold office until his or her successor is elected and qualified, or until the earlier of his or her death, resignation or removal.

Special Meetings of Stockholders. Under our bylaws, special meetings of stockholders may be called at any time by a majority of the members of the Board of Directors or by any officer instructed by the directors to call such a meeting. Under the DGCL, written notice of any special meeting must be given not less than 10 nor more than 60 days before the date of the special meeting to each stockholder entitled to vote at such meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our Board of Directors or a committee of our Board of Directors.

No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation will not provide for cumulative voting.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, such as a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of any actions by or in the right of the corporation, except that indemnification only extends to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Our certificate of incorporation provides that we will indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or a person for whom such person is the legal representative, is or was a director or officer of us or, while a director or officer of us, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to employee benefit plans, against all liability and losses suffered and expenses (including attorneys’ fees) incurred by such person in connection with such action, suit or proceeding. Our certificate of incorporation also provides that we will pay the expenses incurred by a director or officer in defending any such proceeding in advance of its final disposition, subject to such person providing us with specified undertakings. Notwithstanding the foregoing, our certificate of incorporation provides that we shall be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by our Board of Directors. These rights are not exclusive of any other right that any person may have or may acquire under any statute, provision of our certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise. No amendment, modification or repeal of those provisions will in any way adversely affect any right or protection under those provisions of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Our certificate of incorporation also permits us to secure and maintain insurance on behalf of any of our directors, officers, employees or agents and each person who is, or was, serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise for any liability asserted against and incurred by such person in any such capacity. We intend to obtain directors’ and officers’ liability insurance providing coverage to our directors and officers.

Delaware law also authorizes Delaware corporations to limit or eliminate the personal liability of their directors to them and their stockholders for monetary damages for breach of a director’s fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations Delaware law authorizes, directors of Delaware corporations are accountable to those corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables Delaware corporations to limit available relief to equitable remedies such as injunction or rescission. Our certificate of incorporation limits the liability of our directors to us and our stockholders to the fullest extent Delaware law permits. Specifically, no director will be personally liable for monetary damages for any breach of the director’s fiduciary duty as a director, except for liability:

●	for any breach of the director’s duty of loyalty to us or our stockholders;
●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
●	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and
●	for any transaction from which the director derived an improper personal benefit.

This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

Reference is made to the disclosure set forth under Item 4.01 of this Report, which disclosure is incorporated herein by reference.

Item 3.02     Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference in response to this Item 3.02.

The shares of common stock issued to the former shareholders of Quest in connection with the Share Exchange were offered and sold in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and Regulation S promulgated under the Securities Act. Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offerees and us. Our reliance on Regulation S was based on that such shareholders were not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.
`
The securities were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D (“Regulation D”) promulgated under the Securities Act.  The Company made this determination based on the representations of the investors which included, in pertinent part, that each such investor was an “accredited investor” within the meaning of Rule 501 of Regulation D and upon such further representations from each investor that (i) such investor is acquiring the securities for its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (ii) such investor agrees not to sell or otherwise transfer the purchased securities or shares underlying such securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (iii) such investor has knowledge and experience in financial and business matters such that such investor is capable of evaluating the merits and risks of an investment in us, (iv) such investor  had access to all of the Company’s documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the Offering and to obtain any additional information which the Company possessed or was able to acquire without unreasonable effort and expense, and (v) such investor has no need for the liquidity in its investment in us and could afford the complete loss of such investment. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

Item 4.01     Changes in Registrant’s Certifying Accountant.

Dismissal of Previous Independent Registered Public Accounting Firm

On the Closing Date, our Board of Directors approved the dismissal of M&K CPAs, PLLC (“M&K”) as our independent auditor, effective immediately.

M&K’s reports on our financial statements as of and for the fiscal years ended December 31, 2010 and 2009 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.  However, the reports of M&K stated that there is substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2010 and 2009 and through M&K’s dismissal on the Closing Date, there were (1) no disagreements with M&K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of M&K, would have caused M&K to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

We furnished M&K with a copy of this disclosure on the Closing Date, providing M&K with the opportunity to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree.  A copy of M&K’s letter to the SEC is filed as Exhibit 16.1 to this Report.

Engagement of New Independent Registered Public Accounting Firm

Concurrent with the decision to dismiss M&K as our independent auditor, the Board of Directors appointed Dale Matheson Carr-Hilton Labonte LLP (“Dale Matheson”) as our independent auditor.

During the years ended December 31, 2010 and 2009 and through the date hereof, neither the Company nor anyone acting on its behalf consulted Dale Matheson with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that Dale Matheson concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Item 5.01     Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

As a result of the Share Exchange and immediately prior to the closing of the Offering, John Balanko and Peter Miele owned an aggregate of 1,740,000 shares of common stock and 2 shares of Series A Voting Preferred Stock, or 82.75% of our total voting power of all of our outstanding voting securities.  Following the closing of the Offering, Balanko and Miele own an aggregate of 1,740,000 shares of common stock and 2 shares of Series A Voting Preferred Stock, or 82.40% of our total voting power of all of our outstanding voting securities.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Closing Date, Morita and Sloan submitted resignation letters pursuant to which each resigned as directors and officers, as applicable, of the Company, effective upon the closing of the Share Exchange. The resignations of Morita and Sloan were not in connection with any known disagreement with us on any matter.

On the Closing Date, John Balanko and Peter Miele were appointed by our Board of Directors to fill the vacancies created by the resignations of Morita and Sloan, effective upon the closing of the Share Exchange.

On the Closing Date, our Board of Directors appointed Mr. Balanko as our President and Chief Executive Officer and Mr. Miele as our Vice President and Secretary, effective upon the closing of the Share Exchange.

For certain biographical and other information regarding Messrs. Balanko and Miele, see the disclosure under “Item 2.01—Directors and Executive Officers” of this Report, which disclosure is incorporated herein by reference.

Item 5.06     Change in Shell Company Status.

To the extent we are deemed to be a shell company prior to the closing of the Share Exchange, reference is made to the disclosure set forth under Items 2.01 and 5.01 of this Report, which disclosure is incorporated herein by reference.

Item 5.07     Submission of Matters to a Vote of Security Holders.

Acting by majority written consent in lieu of a special meeting executed on the Closing Date, the holders of 4,000,000 shares of the Company’s common stock, which then represented approximately 72.4% of the then-outstanding shares of the Company’s common stock, approved the Spin-Out and adopted the Agreement of Sale.

Item 9.01     Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Incorporated herein by reference are the Audited Consolidated Financial Statements for the years ended December 31, 2010 and 2009 for Quest-Canada.

Filed herewith as Exhibit 99.2 to this Report and incorporated herein by reference are the Audited Consolidated Financial Statements for the years ended December 31, 2011 and 2010 for Quest.

(b)	Pro Forma Financial Information.

Filed herewith as Exhibit 99.4 to this Report and incorporated herein by reference is unaudited pro forma combined financial information of RPM Dental, Inc. and its subsidiaries.

(c)	Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d)	Exhibits.

Certain of the agreements filed as exhibits to this Report contain representations and warranties by the parties to the agreements that have been made solely for the benefit of the parties to the agreement. These representations and warranties:

●	may have been qualified by disclosures that were made to the other parties in connection with the negotiation of the agreements, which disclosures are not necessarily reflected in the agreements;
●	may apply standards of materiality that differ from those of a reasonable investor; and
●	were made only as of specified dates contained in the agreements and are subject to subsequent developments and changed circumstances.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date that these representations and warranties were made or at any other time. Investors should not rely on them as statements of fact.

Exhibit Number		Description
2.1
Share Exchange Agreement, dated January 6, 2012, by and among the Company, Josh Morita, Quest Water Solutions, Inc. and the shareholders of Quest Water Solutions, Inc. [incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on January 10, 2012]

3.1		Articles of Incorporation [incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1 filed with the SEC on August 17, 2010]
3.2		Bylaws [incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1 filed with the SEC on August 17, 2010]
3.3		Certificate of Designation For Series A Voting Preferred Stock [incorporated by reference to Exhibit 3.3 of the Company’s Current Report on Form 8-K filed with the SEC on January 10, 2012]
10.1
Agreement of Sale, dated January 6, 2012, by and among the Company and Josh Morita [incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on January 10, 2012]

10.2		Subscription Agreement dated January 6, 2012 [incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on January 10, 2012]
10.3		Form of Warrant dated January 6, 2012 [incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on January 10, 2012]
10.4		Registration Rights Agreement dated January 6, 2012 [incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed with the SEC on January 10, 2012]
10.5		Form of Lock Up Agreement, dated January 6, 2012 [incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed with the SEC on January 10, 2012]
10.6	(a)	Lock Up/Leak Out Agreement with John Balanko dated January 6, 2012 [incorporated by reference to Exhibit 10.6(a) of the Company’s Current Report on Form 8-K filed with the SEC on January 10, 2012]
	(b)	Lock Up/Leak Out Agreement with Peter Miele dated January 6, 2012 [incorporated by reference to Exhibit 10.6(b) of the Company’s Current Report on Form 8-K filed with the SEC on January 10, 2012]
10.7		Management Agreement with John Balanko, dated November 1, 2011 [incorporated by reference to Exhibit 10.7 of the Company’s Current Report on Form 8-K filed with the SEC on January 10, 2012]
10.8		Management Agreement with Peter Miele, dated November 1, 2011 [incorporated by reference to Exhibit 10.8 of the Company’s Current Report on Form 8-K filed with the SEC on January 10, 2012]
10.9
Global Cooperation Partner Agreement between Quest Water Solutions, Inc. and Trunz Water Systems AG, dated June 29, 2011 [incorporated by reference to Exhibit 10.9 of the Company’s Current Report on Form 8-K filed with the SEC on January 10, 2012]

16.1		Letter from M&K CPAs, PLLC [incorporated by reference to Exhibit 16.1 of the Company’s Current Report on Form 8-K filed with the SEC on January 10, 2012]
99.1
Audited Consolidated Financial Statements for the years ended December 31, 2010 and 2009 for Quest-Canada [incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed with the SEC on January 10, 2012]

99.2		Audited Consolidated Financial Statements for the years ended December 31, 2011 and 2010 for Quest
99.3
Unaudited Pro Forma Combined Financial Information of RPM Dental Inc. and its subsidiaries [incorporated by reference to Exhibit 99.3  of the Company’s Current Report on Form 8-K filed with the SEC on January 10, 2012]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2012	QUEST WATER GLOBAL, INC.

	By:	/s/ John Balanko
John Balanko
President and Chief Executive Officer